Exhibit 4.2

EXHIBIT 4.2 CONFIDENTIAL TREATMENT REQUESTED BY ANHEUSER-BUSCH INBEV SA/NV

[****] Indicates that certain information contained herein has been omitted and filed separately with the

Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To:	Fortis Bank SA/NV

From:	Anheuser-Busch Inbev SA/NV (as Company, Original Borrower and Original Guarantor)

Anheuser-Busch Inbev Worldwide Inc. (as Original Borrower and Original Guarantor)

Anheuser-Busch Companies Inc. (as Original Guarantor)

Brandbrew SA (as Guarantor)

Cobrew NV/SA (as Guarantor)

23 June 2011

Dear Sirs,

We refer to the facility agreement dated 26 February 2010 among, inter alia, Anheuser-Busch Inbev SA/NV; Anheuser-Busch Inbev Worldwide Inc.; Anheuser-Busch Companies Inc.; and Fortis Bank SA/NV (the “Facility Agreement”). Terms defined in the Facility Agreement have the same meaning in this letter.

1.	In this letter, we are seeking the consent of the Lenders under the Revolving Facility, the Dollar Swingline Facility and the Euro Swingline Facility to certain amendments to the Facility Agreement. The nature of the amendments requires the consent of all of the Lenders. We intend that the amendments will take effect only upon the effective date (the “Effective Date”), being the later of (i) the date on which the Agent confirms that all of the Lenders under the Term Facility have been repaid and all claims of such Lenders in respect of the Term Facility have been fully and finally discharged; (ii) the date on which the Agent confirms that all of the Lenders under the Revolving Facility, the Dollar Swingline Facility and the Euro Swingline Facility have consented to the proposed amendments; and (iii) three Business Days after the Agent notifies the Lenders that the equalising transfers referred to in paragraph 7 have taken effect.

2.

In consideration of the Lenders under the Revolving Facility, the Dollar Swingline Facility and the Euro Swingline Facility agreeing to each of the amendments to the Facility Agreement referred to below and the other matters in this letter, we agree to pay to each Lender under the Revolving Facility which consents by 5 July 2011 (for itself and for its affiliates under the Dollar Swingline Facility and the Euro Swingline Facility) a fee at a rate of 0.15% calculated on the amount of such Lender’s allocated Overall Commitment (based on the commitments following the equalising transfers

EXHIBIT 4.2 CONFIDENTIAL TREATMENT REQUESTED BY ANHEUSER-BUSCH INBEV SA/NV

[****] Indicates that certain information contained herein has been omitted and filed separately with the

Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

referred to in paragraph 7), such fee to be paid within five Business Days of the Effective Date.

3.	From the Effective Date:

(i)	The Lenders under the Term Facility shall cease to be Lenders for the purposes of the Term Facility.

(ii)	The Margin grid appearing in the definition of Margin will be replaced by the following:

Credit Rating (S&P / Moody’s) Higher than or equal to:	Revolving Facility Margin (% pa)
A/A2	0.35
A-/A3	[****]
BBB+/Baa1	[****]
BBB/Baa2	[****]
BBB-/Baa3	[****]
Lower than BBB-/Baa3	1.50

(iii)	Paragraph (b) of the definition of Termination Date will be replaced by the following:

“in relation to the Revolving Facility, the date which is 60 months following the Effective Date, as defined in a letter from the Obligors to the Agent dated [•] (the “Amendment Letter”) or such later date as may be agreed in accordance with the procedure set out in the Amendment Letter.”

4.	On not more than two occasions, the Company may, by not less than 10 Business Days notice to the Agent, request the Lenders under the Revolving Facility to agree to a Termination Date for the Revolving Facility which is 12 months later than the then current Termination Date. The Agent must promptly notify each Lender of the details of the requested extension. Any Lender which does not agree to such request within such 10 Business Day period (or any extension of such period notified from time to time by the Company) will be deemed to have refused such request.

If, following expiry of the notice of such a request, there are Lenders under the Revolving Facility which have agreed to such request, then:

EXHIBIT 4.2 CONFIDENTIAL TREATMENT REQUESTED BY ANHEUSER-BUSCH INBEV SA/NV

[****] Indicates that certain information contained herein has been omitted and filed separately with the

Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	as amongst those Lenders (and their affiliates which are Lenders under the Dollar Swing Line Facility and/or Euro Swing Line Facility), the new Termination Date for the Revolving Facility will take immediate effect;

(b)	any Lender which has refused such request, or is deemed to have refused such request, (and their affiliates which are Lenders under the Dollar Swing Line Facility and/or Euro Swing Line Facility) will cease to be a Lender on the then current Termination Date applicable to it, and will not be obliged to participate in any Advance under the Revolving Credit Facility, the Dollar Swingline Facility and/or the Euro Swingline Facility which extends beyond such Termination Date.

5.	Each Obligor makes the Repeating Representations by reference to the facts and circumstances then existing:

(i)	on the date of this letter; and

(ii)	on the Effective Date,

but as if references in Clause 29 to “Finance Documents” includes, for the purposes of (ii), the Facility Agreement as amended by this letter.

6.	In order to consent to the amendments requested in this letter, Lenders must respond by 5 July 2011. This letter constitutes notice to any Lender under the Revolving Facility, the Dollar Swingline Facility and the Euro Swingline Facility which does not consent to these amendments by that date that the Company intends, subject to having obtained the consent of the Super Majority Lenders, ignoring the Commitments of the Term Facility Lenders which are to be repaid to replace that Lender in accordance with Clause 44.3 by requiring that Lender to transfer its Commitment under each such Facility to an entity to be identified by the Company.

7.	Each Lender under the Revolving Facility, the Dollar Swingline Facility and the Euro Swingline Facility which consents to the amendments requested in this letter also agrees that it will enter into such Transfer Certificates as may be necessary to ensure that the Revolving Facility Commitments of each bookrunner (amongst themselves), are equal in amount provided that the Commitments of any bookrunner do not, as a result, exceed $700,000,000.

8.	Except as expressly provided herein, this letter shall not amend, cancel, alter, vary or waive any provisions of any Finance Document in any way. In particular, each of the Guarantors confirms that its guarantee continues in full force and effect and extends to the obligations of each Borrower under the Finance Documents, as amended by this letter.

EXHIBIT 4.2 CONFIDENTIAL TREATMENT REQUESTED BY ANHEUSER-BUSCH INBEV SA/NV

[****] Indicates that certain information contained herein has been omitted and filed separately with the

Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	This letter may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this letter.

10.	This letter is a Finance Document.

11.	This letter and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with English law.

Please confirm which of the Lenders under the Revolving Credit Facility, Dollar Swingline Facility and Euro Swingline Facility agree to the matters described above, by 12 pm (London time) on 5 July 2011.

/s/ Ricardo Rittes

For and on behalf of

Anheuser-Busch Inbev SA/NV

/s/ Ricardo Rittes

For and on behalf of

Anheuser-Busch Inbev Worldwide Inc.

/s/ Ricardo Rittes

For and on behalf of

Anheuser-Busch Companies Inc.

/s/ Ricardo Rittes

For and on behalf of

Brandbrew SA

/s/ Ricardo Rittes

For and on behalf of

Cobrew NV/SA